Exhibit 99.1

WPX Energy, Inc. (NYSE:WPX) www.wpxenergy.com

DATE: Feb. 20, 2019

MEDIA CONTACT:	INVESTOR CONTACT:
Kelly Swan	David Sullivan
(539) 573-4944	(539) 573-9360

WPX Energy Reports 4Q and Full-Year 2018 Results

“Pivotal year” lays foundation for returning capital to shareholders

•                  $151 million net income during 2018

•                  Adjusted EBITDAX hits nearly $1.1 billion in 2018 (non-GAAP, see reconciliation)

•                  Strong execution delivers 57% year-over-year jump in oil production

•                  Marketing & midstream strategy maximizing Delaware price realizations

•                  2019 plan cash flow positive at current commodity prices

•                  Targeting 2021 for returning capital to shareholders

TULSA, Okla. — WPX Energy (NYSE:WPX) reported fourth-quarter 2018 oil volumes of 96,000 barrels per day, which was 49 percent higher vs. a year ago and 15 percent higher than third-quarter 2018.

WPX reported unaudited fourth-quarter 2018 net income from continuing operations attributable to common shareholders of $353 million, or income of $0.83 per share on a diluted basis. The same measure for full-year 2018 was $234 million, or income of $0.57 per share.

Adjusted net income from continuing operations in fourth-quarter 2018 was $9 million, or income of $0.02 per share. A reconciliation accompanies this release.

Adjusted EBITDAX was $1,081 million in 2018, including $306 million in the fourth quarter. Cash flow from operations, inclusive of hedge impact, was $883 million in 2018, including $231 million in the fourth quarter. A reconciliation accompanies this release.

“Without question, 2018 was a pivotal year for WPX. We reduced our operating areas from three to two, paid down nearly $500 million of senior notes, achieved our deleveraging goal and continued to benefit from our midstream strategy,” said Rick Muncrief, chairman and chief executive officer.

“Managing our oil output has always been a practical means to a strategic end, starting with how we leveraged our growth to create financial stability amid shifting oil prices. We can use that strength over time to deliver additional benefits for shareholders,” said Muncrief.

2019 OUTLOOK

WPX provided updated guidance for full-year 2019 on Feb. 4. It reflects a 23 percent reduction in capital spending vs. initial guidance released late last year. WPX expects production of 149-161 Mboe/d (63% oil) in 2019. The midpoint is 22 percent higher than WPX’s 2018 production.

The plan funds five rigs in the Delaware and three in the Williston. Planned increases in production will materialize more significantly in the latter half of the year based on the cadence of WPX’s 2019 development program.

The company’s 2019 capital plan is cash flow neutral at $50 WTI oil and cash flow positive at current commodity prices.

WPX has 42,575 bbl/d of oil hedged with fixed price swaps at a weighted average price of $53.65 per barrel in 2019 and 7,321 bbl/d with collars at a weighted average price of $50 for the floor and $60.19 for the ceiling.

WPX also has 108,470 MMBtu/d of natural gas hedged at a weighted average price of $3.07 per MMBtu this year.

2021 VISION

WPX is pursuing the following strategic initiatives to highlight its commitment to financial discipline, profitable development and value creation:

•                  Returning capital to shareholders targeted for 2021

•                  Leveraging significant midstream optionality for both operational and financial benefits

“These goals speak directly to shareholder expectations. These are the fundamental metrics by which we’ll measure our success and align decision-making throughout the organization,” said Muncrief.

RECENT EVENTS

Earlier this month, WPX announced two divestitures and one acquisition. The sale of the company’s Nine Mile Draw assets closed, as well as its purchase of surface acreage in the Permian Basin.

The sale of WPX’s equity interest in WhiteWater Midstream’s Agua Blanca natural gas pipeline system is on track to close in the first quarter.

Additionally, Delaware production volumes are benefitting from the flow assurance created by WPX’s strategic investments in significant midstream infrastructure that came online in 2018, including a joint venture gas plant, the WhiteWater system and the Oryx crude oil transport system.

DELAWARE BASIN RESULTS

Delaware production averaged 99.6 Mboe/d in fourth-quarter 2018, up 32 percent vs. the sequential quarter and 70 percent higher than the same period in 2017.

WPX’s fourth-quarter Delaware oil volumes of 48,300 bbl/d increased 13 percent vs. third-quarter 2018 and were 55 percent higher than a year ago.

WPX’s average realized oil price in the Delaware was WTI less $1.44 for the quarter, including Midland basis swaps. The basis swaps increased the average realized price by $2.28 per barrel.

WPX had 87 first sales in the basin during 2018, including 14 in the fourth quarter comprised of eight completions in the Wolfcamp A interval, three X/Y wells, two wells in the Wolfcamp B interval and one Third Bone Spring well.

There were 11 two-mile laterals in the fourth quarter completions. Eight of the completions in the quarter had 24-hour peak rates in excess of 3,000 Boe/d. The highest rate occurred on the Pecos State State 39-46B-2H well in the Wolfcamp A interval which posted 5,478 Boe/d (48% oil).

The average peak rate on the four-well Pecos State pad was nearly 4,500 Boe/d, including 5,210 Boe/d on the Pecos State 39-46A-1H well.

WPX continues to analyze an 800-foot core sample extracted from a Pecos State well. The findings are accelerating technical advancements in the company’s completion designs. This is driving greater amounts of lateral footage completed per day and leading to overall cost savings.

WPX also completed another successful well in the Third Bone Spring formation. The CBR 22-27D-3H well had a 24-hour peak rate of 4,571 Boe/d (49% oil) and 30-day cumulative oil production of approximately 53,000 barrels. WPX’s Third Bone Spring results are comparable to its Wolfcamp A results.

In late December, WPX’s new gas plant in the Delaware Basin exceeded 85 percent utilization of the first 200 MMcf/d cryogenic train and produced approximately 19,000 bbl/d of NGL. This facility is part of a 50/50 joint venture that is operated by Howard Energy Partners.

Construction on the second 200 MMcf/d cryogenic train at the JV processing plant remains on schedule for completion in the second quarter. All major foundations are complete. All significant equipment is on-site and the demethanizer tower was set in mid-January. The JV also signed an agreement to provide processing services for a significant amount of third-party volumes.

WILLISTON BASIN RESULTS

Williston Basin production averaged 56.8 Mboe/d in fourth-quarter 2018, up 17 percent vs. the sequential quarter and 47 percent higher than the same period in 2017.

WPX’s fourth-quarter Williston oil volumes of 47,700 bbl/d increased 17 percent vs. third-quarter 2018 and were 44 percent higher than a year ago.

Significant refinery turnarounds and other third-party unplanned outages during the fourth quarter created a market imbalance that affected price realizations for Williston volumes. Differentials for the quarter were approximately $10 but have since rebounded. Basis differentials for January were minus $6.00. February basis differentials are estimated at minus $2.50 per barrel.

WPX had 60 first sales in the basin during 2018, including 18 in the fourth quarter. Twelve of the completions in the fourth quarter had 24-hour peak rates in excess of 3,000 Boe/d. The highest rate occurred on the Lead Woman 23-14HUL well which posted 4,515 Boe/d (81% oil).

The average peak rate on the three-well Lead Woman pad was nearly 4,000 Boe/d, including 4,330 Boe/d on the Lead Woman 23-14HA well and 3,100 Boe/d on the Lead Woman 23-14HQ well. Sixty-day cumulative oil production on the pad was approximately 342,000 barrels.

Peak rates on the four-well Lawrence Bull pad averaged nearly 3,600 Boe/d (81% oil) with a high of 4,395 Boe/d on the Lawrence Bull 1-12HD well. Thirty-day cumulative oil production on the pad was approximately 199,000 barrels.

Peak rates on the six-well Howling Wolf pad averaged 3,300 Boe/d (81% oil) with a high of 4,489 Boe/d on the Howling Wolf 28-33HD well. Sixty-day cumulative oil production on the pad was approximately 382,000 barrels.

2018 FINANCIAL RESULTS

Oil and NGL sales of $508 million accounted for 93 percent of WPX’s fourth-quarter total product revenues of $544 million. Quarterly oil revenue grew 49 percent vs. the same period in 2017 driven by higher production volumes. Total oil sales in 2018 were $1,790 million.

WPX’s fourth-quarter 2018 net income from continuing operations attributable to common shareholders of $353 million was significantly favorable to a net loss of $24 million in the same period a year ago. The 2018 period largely benefitted from higher oil production and forward mark-to-market gains on WPX’s hedging program.

The adjusted net income from continuing operations (a non-GAAP financial measure that excludes certain items typically excluded from published analyst estimates) in the fourth quarter was $9 million, compared with a net loss of $12 million a year ago.

Adjusted EBITDAX (a non-GAAP financial measure) increased every quarter in 2018, hitting a high of $306 million in the fourth quarter. This was 44 percent higher than the same period a year ago. Reconciliations for non-GAAP financial measures accompany this press release.

Full-year 2018 adjusted EBITDAX of $1,081 million increased by 90 percent compared to $570 million in full-year 2017. Higher oil production and higher average oil prices drove the increase.

For full-year 2018, WPX reported income from continuing operations attributable to common shareholders of $234 million, or income of $0.57 per share, and adjusted net income from continuing operations of $39 million, or income of $0.09 per share. Reconciliations for non-GAAP financial measures accompany this press release.

For full-year 2018, the weighted average gross sales price — prior to revenue deductions — for oil increased 27 percent to $60.33 per barrel vs. a year ago. Natural gas prices decreased 5 percent to $2.61 per Mcf. NGL prices increased 18 percent to $24.30 per barrel. Oil prices in the fourth quarter averaged $52.06 per barrel.

WPX’s total liquidity at the close of business on Dec. 31, 2018, was approximately $1.12 billion, primarily from the company’s available revolver capacity.

2018 PRODUCTION

Total production volumes of 156.4 Mboe/d in fourth-quarter 2018 were up 61 percent vs. a year ago and 26 percent higher than third-quarter 2018.

Liquids volumes of 122.3 Mbbl/d accounted for 78 percent of production in fourth-quarter 2018, up 59 percent from 76.9 Mbbl/d in the same period a year ago.

Year-over-year total production increased 64 percent to 127.1 Mboe/d in 2018, predominately from development in the Delaware Basin.

Average Daily Production	4Q			Full Year
	2018	2017	Change	2018	2017	Change
Oil (Mbbl/d)
Delaware Basin	48.3	31.2	55%	41.0	22.0	86%
Williston Basin	47.7	33.1	44%	40.6	30.0	35%
Subtotal (Mbbl/d)	96.0	64.3	49%	81.6	52.0	57%

NGLs (Mbbl/d)
Delaware Basin	21.9	9.8	123%	14.2	7.5	89%
Williston Basin	4.4	2.8	57%	4.2	2.5	68%
Subtotal (Mbbl/d)	26.3	12.6	109%	18.4	10.0	84%

Natural gas (MMcf/d)
Delaware Basin	176.9	105.7	67%	137.7	78.2	76%
Williston Basin	27.9	16.7	67%	24.9	13.8	80%
Subtotal (MMcf/d)	204.8	122.4	67%	162.6	92.0	77%

Total Production (Mboe/d)	156.4	97.3	61%	127.1	77.3	64%

Note: 2017 figures do not include volumes associated with assets that have since been divested. The chart is a true apples-to-apples comparison of WPX’s core properties.

Total capital spending for full-year 2018 was $1.5 billion, including $80 million in midstream development expenses, $65 million in land purchases and $27 million related to discontinued operations that was reimbursed to WPX in conjunction with its San Juan Gallup divestiture.

Capital spending in the fourth quarter was $436 million, including $38 million for land, $32 million in expenses for non-operated wells and $26 million for midstream infrastructure.

WPX completed 147 gross operated wells (132 net) across its operating areas during 2018 and participated in another 41 gross (8 net) non-operated wells.

2018 PROVED RESERVES

WPX’s proved reserves at Dec. 31, 2018, were 479.3 MMboe. Sixty-one percent of the company’s proved reserves are oil.

The company replaced its overall 2018 production at a rate of 308 percent before consideration of divestitures. Approximately 79 percent of WPX’s reserves are oil and NGL.

Permian proved reserves increased 28 percent from a year ago to 322.4 MMboe at year-end 2018. Williston proved reserves grew 20 percent to 156.9 MMboe.

JOIN THURSDAY’S WEBCAST

The company’s next webcast takes place on Feb. 21 beginning at 10 a.m. Eastern. Investors are encouraged to access the event and the corresponding slides at www.wpxenergy.com.

A limited number of phone lines also will be available at (833) 832-5123. International callers should dial (469) 565-9820. The conference identification code is 5488588.

UPCOMING CONFERENCE PRESENTATION

WPX Chairman and Chief Executive Officer Rick Muncrief is scheduled to speak at the Scotia Howard Weil energy conference in New Orleans on Monday, March 25, at 2:05 p.m.

FORM 10-K

WPX plans to file its 2018 Form 10-K with the Securities and Exchange Commission this week. Once filed, the document will be available on the SEC and WPX websites.

About WPX Energy, Inc.

WPX is an independent energy producer with core positions in the Permian and Williston basins. WPX’s production is approximately 80 percent oil/liquids and 20 percent natural gas. The company also has an infrastructure portfolio in the Permian Basin. Visit www.wpxenergy.com for more information.

# # #

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.  Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas.  These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise.  WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise.  Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn:  Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.

Additionally, the SEC requires oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, under existing economic conditions, operating methods, and governmental regulations. The SEC permits the optional disclosure of probable and possible reserves. From time to time, we elect to use “probable” reserves and “possible” reserves, excluding their valuation. The SEC defines “probable” reserves as “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC defines “possible” reserves as “those additional reserves that are less certain to be recovered than probable reserves.” The Company has applied these definitions in estimating probable and possible reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s reserves reporting guidelines. Investors are urged to consider closely the disclosure in our SEC filings that may be accessed through the SEC’s website at www.sec.gov.

The SEC’s rules prohibit us from filing resource estimates. Our resource estimations include estimates of hydrocarbon quantities for (i) new areas for which we do not have sufficient information to date to classify as proved, probable or even possible reserves, (ii) other areas to take into account the low level of certainty of recovery of the resources and (iii) uneconomic proved, probable or possible reserves. Resource estimates do not take into account the certainty of resource recovery and are therefore not indicative of the expected future recovery and should not be relied upon. Resource estimates might never be recovered and are contingent on exploration success, technical improvements in drilling access, commerciality and other factors.

WPX Energy, Inc.

Consolidated (GAAP)

(UNAUDITED)

	2017					2018
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Revenues:
Product revenues:
Oil sales	$159	$194	$218	$308	$879	$360	$468	$503	$459	$1,790
Natural gas sales	17	16	13	21	67	17	16	18	36	87
Natural gas liquid sales	11	16	16	27	70	30	36	33	49	148
Total product revenues	187	226	247	356	1,016	407	520	554	544	2,025
Net gain (loss) on derivatives	203	116	(106)	(210)	3	(69)	(154)	(139)	443	81
Commodity management	5	8	4	8	25	36	64	68	36	204
Other	—	—	—	1	1	—	—	1	(1)	—
Total revenues	395	350	145	155	1,045	374	430	484	1,022	2,310

Costs and expenses:
Depreciation, depletion and amortization	113	141	133	155	542	161	197	193	226	777
Lease and facility operating	36	41	45	46	168	55	59	68	90	272
Gathering, processing and transportation (1)	5	6	5	8	24	18	20	26	43	107
Taxes other than income	13	19	19	28	79	30	41	45	41	157
Exploration	36	16	17	18	87	19	17	18	21	75
General and administrative:
General and administrative expenses	34	36	33	35	138	36	34	36	44	150
Equity-based compensation	7	8	7	6	28	7	10	8	7	32
Total general and administrative	41	44	40	41	166	43	44	44	51	182
Commodity management	5	8	4	10	27	39	54	63	26	182
Net (gain) loss on sales of assets	(31)	(7)	(112)	(11)	(161)	1	(1)	(1)	(2)	(3)
Other-net	4	7	4	—	15	2	2	2	1	7
Total costs and expenses	222	275	155	295	947	368	433	458	497	1,756

Operating income (loss)	173	75	(10)	(140)	98	6	(3)	26	525	554

Interest expense	(47)	(46)	(48)	(47)	(188)	(46)	(39)	(38)	(40)	(163)
Loss on extinguishment of debt	—	—	(17)	—	(17)	—	(71)	—	—	(71)
Investment income (loss) and other	2	—	2	(1)	3	(1)	1	(2)	(2)	(4)

Income (loss) from continuing operations before income taxes	$128	$29	$(73)	$(188)	$(104)	$(41)	$(112)	$(14)	$483	$316
Provision (benefit) for income taxes	33	(298)	305	(168)	(128)	(15)	(33)	(8)	130	74
Income (loss) from continuing operations	$95	$327	$(378)	$(20)	$24	$(26)	$(79)	$(6)	$353	$242
Income (loss) from discontinued operations	(3)	(251)	232	(18)	(40)	(89)	(2)	(1)	1	(91)
Net income (loss)	$92	$76	$(146)	$(38)	$(16)	$(115)	$(81)	$(7)	$354	$151
Less: Dividends on preferred stock	4	4	3	4	15	4	4	—	—	8
Net income (loss) available to WPX Energy, Inc. common stockholders	$88	$72	$(149)	$(42)	$(31)	$(119)	$(85)	$(7)	$354	$143
Amounts available to WPX Energy, Inc. common stockholders:
Income (loss) from continuing operations	$91	$323	$(381)	$(24)	$9	$(30)	$(83)	$(6)	$353	$234
Income (loss) from discontinued operations	(3)	(251)	232	(18)	(40)	(89)	(2)	(1)	1	(91)
Net income (loss)	$88	$72	$(149)	$(42)	$(31)	$(119)	$(85)	$(7)	$354	$143

(1)             2018 includes the impact of the application of ASC 606 with an offset to product revenues.

Summary of Production Volumes (1)
Oil (MBbls)	3,504	4,572	4,973	5,915	18,964	5,920	7,352	7,670	8,828	29,769
Natural gas (MMcf)	7,747	8,357	7,946	11,261	35,311	11,908	13,854	14,759	18,844	59,365
Natural gas liquids (MBbls)	706	959	829	1,162	3,656	1,340	1,713	1,259	2,420	6,733
Combined equivalent volumes (MBoe) (2)	5,501	6,923	7,126	8,954	28,505	9,245	11,374	11,389	14,389	46,396
Per day volumes
Oil (MBbls/d)	38.9	50.2	54.1	64.3	52.0	65.8	80.8	83.4	96.0	81.6
Natural gas (MMcf/d)	86.1	91.8	86.4	122.4	96.7	132.3	152.2	160.4	204.8	162.6
Natural gas liquids (MBbls/d)	7.8	10.5	9.0	12.6	10.0	14.9	18.8	13.7	26.3	18.4
Combined equivalent volumes (Mboe/d) (2)	61.1	76.1	77.5	97.3	78.1	102.7	125.0	123.8	156.4	127.1

(1)             Excludes activity classified as discontinued operations.

(2)             Mboe are calculated using the ratio of six Mcf to one barrel of oil.

Realized average price per unit (1)
Oil (per barrel)	$45.32	$42.65	$43.74	$52.04	$46.36	$60.91	$63.63	$65.52	$52.05	$60.14
Natural gas (per Mcf)	$2.18	$1.90	$1.67	$1.82	$1.89	$1.44	$1.12	$1.22	$1.90	$1.46
Natural gas liquids (per barrel)	$16.31	$15.76	$19.28	$23.92	$19.26	$22.14	$20.94	$26.68	$20.14	$21.97

(1)             Excludes activity classified as discontinued operations.

Expenses per Boe (1)
Depreciation, depletion and amortization	$20.63	$20.26	$18.72	$17.34	$19.03	$17.38	$17.31	$17.01	$15.68	$16.75
Lease and facility operating	$6.57	$5.92	$6.29	$5.17	$5.90	$5.97	$5.20	$5.92	$6.25	$5.85
Gathering, processing and transportation	$0.94	$0.80	$0.76	$0.83	$0.83	$1.93	$1.79	$2.29	$2.95	$2.30
Taxes other than income	$2.41	$2.68	$2.77	$3.09	$2.78	$3.21	$3.67	$3.96	$2.83	$3.39
General and administrative:
General and administrative expenses	$6.17	$5.13	$4.70	$3.76	$4.79	$3.84	$3.06	$3.17	$3.00	$3.22
Equity-based compensation	1.21	1.27	0.92	0.75	1.01	0.80	0.83	0.68	0.55	0.70
Total general and administrative	$7.38	$6.40	$5.62	$4.51	$5.80	$4.64	$3.89	$3.85	$3.55	$3.92
Interest expense	$8.46	$6.75	$6.66	$5.32	$6.61	$4.95	$3.43	$3.36	$2.75	$3.51

(1)             Excludes activity classified as discontinued operations.

WPX Energy, Inc.

Reconciliation of NON-GAAP Measures

(UNAUDITED)

	2017					2018
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Reconciliation of adjusted income (loss) from continuing operations available to common stockholders:
Income (loss) from continuing operations available to WPX Energy, Inc. common stockholders - reported	$91	$323	$(381)	$(24)	$9	$(30)	$(83)	$(6)	$353	$234
Pre-tax adjustments:
Impairments reported in exploration expense	$23	$—	$—	$—	$23	$—	$—	$—	$—	$—
Net (gain) loss on sales of assets	$(31)	$(7)	$(112)	$(11)	$(161)	$1	$(1)	$(1)	$(2)	$(3)
Loss on extinguishment of debt	$—	$—	$17	$—	$17	$—	$71	$—	$—	$71
Net (gain) loss on derivatives	$(203)	$(116)	$106	$210	$(3)	$69	$154	$139	$(443)	$(81)
Net cash received (paid) related to settlement of derivatives	$(5)	$14	$14	$(19)	$4	$(55)	$(78)	$(85)	$(19)	$(237)
Total pre-tax adjustments	$(216)	$(109)	$25	$180	$(120)	$15	$146	$53	$(464)	$(250)
Less tax effect for above items (1)	$81	$41	$(10)	$(68)	$44	$(3)	$(33)	$(13)	$107	$58
Impact of state deferred tax rate change	$(6)	$—	$—	$(6)	$(12)	$(4)	$—	$—	$(1)	$(5)
Impact of state tax valuation allowance (annual effective tax rate method)	$(6)	$(161)	$171	$(4)	$—	$—	$—	$—	$2	$2
Impact of federal rate change (2)	$—	$—	$—	$(83)	$(83)	$—	$—	$—	$—	$—
Adjustment for estimated annual effective tax rate method	$—	$(148)	$155	$(7)	$—	$—	$(7)	$(5)	$12	$—
Total adjustments, after tax	$(147)	$(377)	$341	$12	$(171)	$8	$106	$35	$(344)	$(195)
Adjusted income (loss) from continuing operations available to common stockholders	$(56)	$(54)	$(40)	$(12)	$(162)	$(22)	$23	$29	$9	$39

(1) Federal statutory rate changed from 35 percent in 2017 to 21 percent in 2018.

(2) Includes $92 million for the provisional impact of the Tax Cuts and Jobs Act offset by the impact of the pre-tax adjustments above.

Reconciliation of adjusted diluted income (loss) per common share:
Income (loss) from continuing operations - diluted earnings per share - reported	$0.23	$0.77	$(0.96)	$(0.06)	$0.02	$(0.07)	$(0.21)	$(0.01)	$0.83	$0.57
Impact of adjusted diluted weighted-average shares	$0.01	$0.05	$—	$—	$—	$—	$0.01	$—	$—	$—
Pretax adjustments (1):
Impairments reported in exploration expense	$0.06	$—	$—	$—	$0.06	$—	$—	$—	$—	$—
Net (gain) loss on sales of assets	$(0.08)	$(0.02)	$(0.28)	$(0.03)	$(0.41)	$—	$—	$—	$—	$(0.01)
Loss on extinguishment of debt	$—	$—	$0.04	$—	$0.04	$—	$0.18	$—	$—	$0.17
Net (gain) loss on derivatives	$(0.53)	$(0.30)	$0.27	$0.53	$(0.01)	$0.17	$0.38	$0.33	$(1.04)	$(0.20)
Net cash received (paid) related to settlement of derivatives	$(0.01)	$0.04	$0.03	$(0.05)	$0.01	$(0.13)	$(0.20)	$(0.20)	$(0.06)	$(0.57)
Total pretax adjustments	$(0.56)	$(0.28)	$0.06	$0.45	$(0.31)	$0.04	$0.36	$0.13	$(1.10)	$(0.61)
Less tax effect for above items	$0.20	$0.10	$(0.02)	$(0.18)	$0.12	$(0.02)	$(0.08)	$(0.04)	$0.26	$0.14
Impact of state tax rate change	$(0.01)	$—	$—	$(0.02)	$(0.03)	$(0.01)	$—	$—	$—	$(0.01)
Impact of state valuation allowance (annual effective tax rate method)	$(0.02)	$(0.40)	$0.43	$0.01	$—	$—	$—	$—	$—	$—
Impact of federal rate change	$—	$—	$—	$(0.21)	$(0.21)	$—	$—	$—	$—	$—
Adjustment for estimated annual effective tax rate method	$—	$(0.37)	$0.39	$(0.02)	$—	$—	$(0.02)	$(0.01)	$0.03	$—
Total adjustments, after-tax	$(0.39)	$(0.95)	$0.86	$0.03	$(0.43)	$0.01	$0.26	$0.08	$(0.81)	$(0.48)
Adjusted diluted income (loss) per common share	$(0.15)	$(0.13)	$(0.10)	$(0.03)	$(0.41)	$(0.06)	$0.06	$0.07	$0.02	$0.09
Reported diluted weighted-average shares (millions)	410.4	423.2	398.1	398.2	397.4	398.6	400.0	414.0	424.0	411.7
Effect of dilutive securities due to adjusted income (loss) from continuing operations available to common stockholders	(24.1)	(25.4)	—	—	(2.3)	—	3.1	3.7	—	—
Adjusted diluted weighted-average shares (millions)	386.3	397.8	398.1	398.2	395.1	398.6	403.1	417.7	424.0	411.7

(1) Per share impact is based on adjusted diluted weighted-average shares.

Reconciliation of Adjusted EBITDAX
Net income (loss) - reported	$92	$76	$(146)	$(38)	$(16)	$(115)	$(81)	$(7)	$354	$151
Interest expense	47	46	48	47	188	46	39	38	40	163
Provision (benefit) for income taxes	33	(298)	305	(168)	(128)	(15)	(33)	(8)	130	74
Depreciation, depletion and amortization	113	141	133	155	542	161	197	193	226	777
Exploration expenses	36	16	17	18	87	19	17	18	21	75
EBITDAX	321	(19)	357	14	673	96	139	234	771	1,240
Net (gain) loss on sales of assets	(31)	(7)	(112)	(11)	(161)	1	(1)	(1)	(2)	(3)
Loss on extinguishment of debt	—	—	17	—	17	—	71	—	—	71
Net (gain) loss on derivatives	(203)	(116)	106	210	(3)	69	154	139	(443)	(81)
Net cash received (paid) related to settlement of derivatives	(5)	14	14	(19)	4	(55)	(78)	(85)	(19)	(237)
(Income) loss from discontinued operations	3	251	(232)	18	40	89	2	1	(1)	91
Adjusted EBITDAX	$85	$123	$150	$212	$570	$200	$287	$288	$306	$1,081

WPX Energy, Inc.

Consolidated Statements of Operations

(Unaudited)

	Years ended December 31,
	2018	2017	2016
	(Millions, except per share amounts)
Revenues:
Product revenues:
Oil sales	$1,790	$879	$451
Natural gas sales	87	67	35
Natural gas liquid sales	148	70	21
Total product revenues	2,025	1,016	507
Net gain (loss) on derivatives	81	3	(207)
Commodity management	204	25	177
Other	—	1	1
Total revenues	2,310	1,045	478
Costs and expenses:
Depreciation, depletion and amortization	777	542	441
Lease and facility operating	272	168	118
Gathering, processing and transportation	107	24	12
Taxes other than income	157	79	43
Exploration	75	87	26
General and administrative (including equity-based compensation of $32 million, $28 million and $31 million for the respective periods)	182	166	202
Commodity management	182	27	208
Net (gain) losss on sales of assets and divestment of transportation contracts	(3)	(161)	239
Other - net	7	15	15
Total costs and expenses	1,756	947	1,304

Operating income (loss)	554	98	(826)
Interest expense	(163)	(188)	(207)
Loss on extinguishment of debt	(71)	(17)	(1)
Investment income (loss) and other	(4)	3	2
Income (loss) from continuing operations before income taxes	316	(104)	(1,032)
Provision (benefit) for income taxes	74	(128)	(360)
Income (loss) from continuing operations	242	24	(672)
Income (loss) from discontinued operations	(91)	(40)	71
Net income (loss)	151	(16)	(601)
Less: Dividends on preferred stock	8	15	18
Less: Loss on induced conversion of preferred stock	—	—	22
Net income (loss) available to WPX Energy, Inc. common stockholders	$143	$(31)	$(641)

Amounts available to WPX Energy, Inc. common stockholders:
Income (loss) from continuing operations	$234	$9	$(712)
Income (loss) from discontinued operations	(91)	(40)	71
Net income (loss)	$143	$(31)	$(641)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.57	$0.02	$(2.28)
Income (loss) from discontinued operations	(0.22)	(0.10)	0.23
Net income (loss)	$0.35	$(0.08)	$(2.05)

Basic weighted-average shares	408.4	395.1	313.3

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.57	$0.02	$(2.28)
Income (loss) from discontinued operations	(0.22)	(0.10)	0.23
Net income (loss)	$0.35	$(0.08)	$(2.05)

Diluted weighted-average shares	411.7	397.4	313.3

WPX Energy, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2018	December 31, 2017
	(Millions)
ASSETS
Current assets:
Cash and cash equivalents	$3	$189
Accounts receivable, net of allowance	405	307
Derivative assets	174	36
Inventories	48	30
Assets classified as held for sale	79	811
Other	30	28
Total current assets	739	1,401
Investments	167	70
Properties and equipment, net	7,266	6,691
Derivative assets	4	23
Other noncurrent assets	27	22
Total assets	$8,203	$8,207

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$514	$446
Accrued and other current liabilities	178	209
Liabilities associated with assets held for sale	—	20
Derivative liabilities	23	171
Total current liabilities	715	846
Deferred income taxes	201	117
Long-term debt, net	2,485	2,575
Derivative liabilities	14	65
Other noncurrent liabilities	487	477

Equity:
Stockholders’ equity:
Preferred stock (100 million shares authorized at $0.01 par value; no shares outstanding at December 31, 2018 and 4.8 million shares issued and outstanding at December 31, 2017)	—	232
Common stock (2 billion shares authorized at $0.01 par value; 420.6 million shares and 398.3 million shares issued and outstanding at December 31, 2018 and December 31, 2017)	4	4
Additional paid-in-capital	7,734	7,479
Accumulated deficit	(3,437)	(3,588)
Total equity	4,301	4,127
Total liabilities and equity	$8,203	$8,207

WPX Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Years ended December 31,
	2018	2017	2016
		(Millions)
Operating Activities(a)
Net income (loss)	$151	$(16)	$(601)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	785	673	631
Deferred income tax provision (benefit)	84	(134)	(281)
Provision for impairment of properties and equipment (including certain exploration expenses) and investments	73	158	38
Net (gain) loss on derivatives in continuing operations	(81)	(3)	207
Net (payments) settlements related to derivatives in continuing operations	(237)	4	302
Net loss on derivatives included in discontinued operations	—	—	46
Amortization of stock-based awards	34	32	36
Loss on extinguishment of debt and acquisition bridge financing fees	71	17	1
Net (gains) losses on sales of assets and divestment of transportation contracts	145	(170)	(29)
Cash provided by (used in) operating assets and liabilities:
Accounts receivable	(59)	(153)	126
Inventories	(15)	(8)	10
Other current assets	2	(8)	5
Accounts payable	17	158	(72)
Federal income tax receivable and payable	(38)	12	(19)
Accrued and other current liabilities	(22)	(31)	(45)
Liabilities accrued in prior years for retained transportation and gathering contracts related to discontinued operations	(47)	(53)	(53)
Other, including changes in other noncurrent assets and liabilities	20	29	(34)
Net cash provided by operating activities (a)	883	507	268

Investing Activities(a)
Capital expenditures(b)	(1,476)	(1,161)	(578)
Proceeds from sales of assets	682	193	1,127
Payments related to divestment of transportation contracts	—	—	(238)
Purchases of a business, net of cash acquired	—	(799)	—
Net proceeds from the joint venture formation	—	338	—
Purchase of or contributions to investments	(102)	(8)	—
Other	—	1	—
Net cash provided by (used in) investing activities (a)	(896)	(1,436)	311

Financing Activities
Proceeds from common stock	10	672	540
Dividends paid on preferred stock	(11)	(15)	(18)
Payments related to induced conversion of preferred stock to common stock	—	—	(10)
Borrowings on credit facility	1,453	661	380
Payments on credit facility	(1,123)	(661)	(645)
Proceeds from long-term debt, net of discount	494	148	—
Payments for retirement of long-term debt, including premium	(986)	(165)	(356)
Taxes paid for shares withheld	(14)	(12)	(6)
Payments for debt issuance costs and credit facility amendment fees	(10)	(2)	(5)
Other	17	(2)	—
Net cash provided by (used in) financing activities	(170)	624	(120)

Net increase (decrease) in cash and cash equivalents and restricted cash	(183)	(305)	459
Cash and cash equivalents and restricted cash at beginning of period	201	506	47
Cash and cash equivalents and restricted cash at end of period	$18	$201	$506

(a) Amounts reflect continuing and discontinued operations unless otherwise noted.
(b) Increase to properties and equipment	$(1,510)	$(1,232)	$(584)
Changes in related accounts payable and accounts receivable	34	71	6
Capital expenditures	$(1,476)	$(1,161)	$(578)